Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-97351) pertaining to the Kansas City Life Insurance Company Savings and Profit Sharing Plan of our report dated February 18, 2000 with respect to the financial statements of the Kansas City Life Insurance Company Savings and Profit Sharing Plan as of December 31, 1999 and for each of the two years in the period then ended included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                               Ernst & Young LLP


Kansas City, Missouri
March 28, 2001